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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549


                                       FORM 8-K

                       CURRENT REPORT PURSUANT TO SECTION 13 OR
                         15(D) OF THE SECURITIES ACT OF 1934



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 15, 1996



                              RECYCLING INDUSTRIES, INC.
        ----------------------------------------------------------------------
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


 Colorado                          0-20179                  84-1103445
- --------------------------------------------------------------------------------
(STATE OR OTHER                  (COMMISSION         (I.R.S. EMPLOYER
 JURISDICTION                    FILE NUMBER)        IDENTIFICATION NO.)
 OF INCORPORATION)



                         384 Inverness Drive South, Suite 211
                              Englewood, Colorado  80112
        ----------------------------------------------------------------------
                  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)


Registrant's telephone number, including area code: (303) 790-7372



                                    Not Applicable
- --------------------------------------------------------------------------------
            (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

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ITEM 5.  OTHER EVENTS

    See attached press release.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


(c) Exhibit
     Number        Description
    -------        -----------

    99             Press Release Dated July 15, 1996 (FILED HEREWITH)


                                         -2-

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                                      SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            RECYCLING INDUSTRIES, INC.



Date:  July 15, 1996                        By/s/ Thomas J. Wiens
                                              --------------------------------
                                              Thomas J. Wiens, Chairman and
                                                CEO


                                         -3-

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                  SHREDDER REBUILD AND TRANSPORTATION INTERRUPTIONS
                       RESULT IN ANTICIPATED THIRD QUARTER LOSS
                            FOR RECYCLING INDUSTRIES, INC.


ENGLEWOOD, CO - July 15, 1996 - Recycling Industries, Inc. (Nasdaq: RECY) announced today that during the Company's third quarter ended June 30, 1996, the Company initiated a major rebuild of its Nevada automotive shredder in order to increase efficiency and through-put. The Nevada shredder was under repair and out of service for approximately three and one-half weeks of the June quarter. The Company is pleased that this rebuild has been completed prior to its pending public offering. Additionally, at the end of the June quarter the Company had finished inventory at its facilities which was not shipped primarily due to interruptions in transportation. It is anticipated that this finished inventory will be shipped during the month of July. As a result, the Company anticipates that it will post a loss of a few hundred thousand dollars for the June quarter. This loss was partially offset by a positive contribution by the Company's Mid-America facility which was acquired in April, 1996.

Recycling Industries, Inc. is a full-service metals recycler primarily engaged in the collection and processing of various ferrous and non-ferrous metals for resale to domestic and foreign steel producers and other metals processors and producers. In additions to ferrous and non-ferrous metals, it also processes, to a lesser extent, paper and plastics. The Company's objective is to become one of the largest metals recyclers in North America through targeted acquisitions of independent metals recyclers. The Company, which is headquartered in Englewood, Colorado, currently owns and operates six metals processing facilities in Nevada, Texas, and Missouri and is a minority owner of a facility in Georgia.

A registration statement relating to the Company's securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state.